UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

Origo Acquisition Corporation

 (Exact name of registrant as specified in its charter)

Cayman Islands	001-36757	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 634-4512

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2018, in connection with the Meeting (as defined below), Origo Acquisition Corporation (the “Company”) filed the Amendment (as defined below) with the Cayman Registrar of Companies. A copy of the Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 12, 2018, the Company held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association, as amended, extending the date by which the Company must consummate its initial business combination to June 12, 2018 or such earlier date as determined by the Company’s board of directors (the “Extension Amendment”). The final voting results for the Extension Amendment were as follows:

For	Against	Abstentions	Broker Non-Votes
2,877,494	20	0	0

Shareholders holding 28,801 public shares exercised their right to convert such public shares into a pro rata portion of the trust account. As a result, an aggregate of approximately $312,000 (or approximately $10.80 per share) will be removed from the Company’s trust account to pay such holders.

As indicated in the Company’s proxy statement relating to the Meeting, since the Extension Amendment was approved, the Company’s management has agreed to contribute to the Company as a loan $0.04 for each public share that was not converted, for each calendar month (commencing on March 12, 2018 and on the 12th day of each subsequent month), or portion thereof, that is needed by the Company to complete a business combination from March 12, 2018 until June 12, 2018, to be deposited in the Company’s trust account. Accordingly, the Company’s management will contribute an aggregate of approximately $65,000 (the “Contribution”) to the Company within seven calendar days from the beginning of each such calendar month (or portion thereof), with the initial Contribution to be contributed by March 19, 2018. If the Company takes the full time through June 12, 2018 to complete the initial business combination, the conversion amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.92 per share. The amount of the Contribution will not bear interest and will be repayable by the Company to the lenders upon consummation of an initial business combination.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2018	ORIGO ACQUISITION CORPORATION

	By:	/s/ Edward J. Fred
Name: Edward J. Fred
Title: Chief Executive Officer